UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 12, 2021

Date of Report (Date of earliest event reported)

Enovix Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39753	20-5871008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 W. Warren Avenue Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 695-2350

Rodgers Silicon Valley Acquisition Corp., 535 Eastview Way, Woodside, CA 94062
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	ENVX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ENVXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

As previously reported, on February 22, 2021, Rodgers Silicon Valley Acquisition Corp., a Delaware corporation (“RSVA”), entered into an agreement and plan of merger (as it may be amended and/or restated from time to time, the “Merger Agreement”), by and among RSVA, RSVAC Merger Sub Inc., a wholly-owned subsidiary of RSVA (“Merger Sub”), and Enovix Corporation (“Enovix”).

The Merger Agreement was unanimously approved by all of RSVA’s disinterested directors on February 20, 2021. Due to his position as a member of the board of directors of Enovix, Mr. Thurman J. “TJ” Rodgers, RSVA’s Chief Executive Officer and Chairman of the Board, recused himself from both board discussions and board vote regarding the business combination with Enovix. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into Enovix (the “Merger”) with Enovix surviving the merger as a wholly owned subsidiary of RSVA (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, RSVA will be renamed “Enovix Corporation.”

On July 12, 2021 at 10:00 a.m., Eastern Time, the Company held a special virtual meeting of its stockholders (the “Special Meeting”) at which the stockholders voted on the following proposals, as set forth below, each of which is described in detail in the definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2021, which was first mailed by the Company to its stockholders on or about June 25, 2021.

As of June 11, 2021, the record date for the Special Meeting, there were 28,750,000 shares of common stock issued and outstanding and entitled to vote. There were 20,065,991 shares of common stock represented by proxy at the Special Meeting. The final voting results for each proposal submitted to the stockholders of the Company at the Special Meeting are included below.

Each of the proposals described below was approved by the Company’s stockholders. As of the end of the redemption period, one public stockholder had requested the redemption of 15 shares of common stock.

PROPOSALS:

PROPOSAL 1:

To adopt and approve (a) the Merger Agreement, by and among RSVA, Merger Sub Inc., and Enovix, pursuant to which Merger Sub will merge with and into Enovix, with Enovix surviving the merger as a wholly owned subsidiary of RSVA and (b) such merger and the other transactions contemplated by the Merger Agreement (the “Business Combination”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Business Combination (the “Effective Time”):

a. all shares of Enovix Common Stock (the “Enovix Stock”) issued and outstanding immediately prior to the Effective Time (after conversion of the outstanding preferred stock of Enovix as contemplated by the Merger Agreement), whether vested or unvested, will be converted into the right to receive the Merger Consideration Shares, with each stockholder of Enovix Stock being entitled to receiving its pro rata share of the Merger Consideration Shares set forth in the equityholder allocation schedule (as defined in the Merger Agreement);

b. all options to purchase shares of Enovix Stock under Enovix’s existing equity incentive plans (the “Enovix Options”) issued and outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed and become an option to purchase such number of shares of RSVA Common Stock equal to the option holder’s respective pro rata share of the Merger Consideration set forth in the equityholder allocation schedule (as defined in the Merger Agreement), which shall be reserved for future issuance upon the exercise of such assumed options, upon substantially the same terms and conditions as in effect with respect to such option immediately prior to the Effective Time; and

c. all warrants to purchase shares of Enovix Stock (the “Enovix Warrants”) issued and outstanding immediately prior to the Effective Time, whether vested or unvested, will be assumed and become a warrant to purchase such number of shares of RSVA Common Stock equal to the warrant holder’s respective pro rata share of the Merger Consideration set forth in the equityholder allocation schedule (as defined in the Merger Agreement), which shall be reserved for future issuance upon the exercise of such assumed warrants, upon substantially the same terms and conditions as in effect with respect to such warrant immediately prior to the Effective Time.

This proposal is referred to in the Proxy Statement as the “Business Combination Proposal.”

For	Against	Abstain
20,049,701	15,315	975

PROPOSAL 2:

To approve, for purposes of complying with the applicable listing rules of the Nasdaq Capital Market (the “Nasdaq Rules”), (a) the issuance of 105,000,000, shares of Common Stock to the Enovix Equityholders and (b) the issuance and sale of 12,500,000 shares of Common Stock in the private offering of securities to certain investors in connection with the consummation of the Business Combination.

This proposal is referred to in the Proxy Statement as the “Nasdaq Proposal.”

For	Against	Abstain
20,003,617	48,565	13,809

PROPOSAL 3:

To approve and adopt, subject to and conditional on (but with immediate effect therefrom) approval of the Business Combination Proposal, the Nasdaq Proposal, the Directors Proposal and the Incentive Plan Proposals and the consummation of the Business Combination, an amendment and restatement of the Current Charter, as set out in the draft amended and restated version of the Current Charter appended to the Proxy Statement as Annex B (the “Proposed Certificate of Incorporation”), for the following amendments:

a)	to amend the name of the public entity to “Enovix Corporation” from “Rodgers Silicon Valley Acquisition Corp.”;
b)	to eliminate certain provisions related to the purpose of special purpose acquisition corporations that will no longer be relevant following the Closing;
c)	to increase the authorized shares of the Combined Entity to 1,000,000,000 authorized shares of common stock and increase the authorized shares of “blank check” preferred stock that the Combined Entity’s board of directors could issue to discourage a takeover attempt to 10,000,000 shares;
d)	to eliminate the current limitations in place on the corporate opportunity doctrine;
e)	to increase the required vote thresholds for approving amendments to the certificate of incorporation and bylaws to 66-2/3%;
f)	to modify the forum selection provision to designate the U.S. federal district courts as the exclusive forum for claims arising under the Securities Act rather than providing for concurrent jurisdiction in the Court of Chancery and the federal district court for the District of Delaware for claims arising under the Securities Act; and
g)	to approve all other changes including eliminating certain provisions related to special purpose acquisition corporations that will no longer be relevant following the Closing.

This proposal is referred to in the Proxy Statement collectively, as the “Charter Amendment Proposal.”

For	Against	Abstain
19,962,456	88,213	15,322

PROPOSAL 4:

To approve and adopt, on a non-binding advisory basis, certain differences in the governance provisions set forth in the Proposed Certificate of Incorporation, as compared to our Current Charter, which are being presented in accordance with the requirements of the SEC as five separate sub-proposals, referred to in the Proxy Statement collectively, as the “Advisory Charter Proposals.”

a)	Advisory Charter Proposal A—authorize the issuance of up to 1,000,000,000 shares of common stock, par value $0.0001 per share.

For	Against	Abstain
19,877,784	164,233	23,974

b)	Advisory Charter Proposal B—authorize the issuance of up to 10,000,000 shares of “blank check” preferred stock, the rights, preferences and privileges of which may be designated from time to time by the Combined Entity’s Board to increase the number of outstanding shares and discourage a takeover attempt.

For	Against	Abstain
19,801,909	239,654	24,428

c)	Advisory Charter Proposal C—that the Proposed Certificate of Incorporation will be silent on the issue of the application of the doctrine of corporate opportunity.

For	Against	Abstain
19,994,437	18,506	53,048

d)	Advisory Charter Proposal D—provide that any amendment to certain provisions of the Proposed Certificate of Incorporation will require the approval of the holders of at least 66 2/3%of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

For	Against	Abstain
19,968,758	89,192	8,041

e)	Advisory Charter Proposal E—provide that any amendment to the Combined Entity’s bylaws will require the approval of the holders of at least 66 2/3%of the Combined Entity’s then-outstanding shares of capital stock entitled to vote generally at an election of directors.

For	Against	Abstain
19,970,767	88,050	7,714

f)	Advisory Charter Proposal F, to modify the forum selection provision to designate the U.S. federal district courts as the exclusive forum for claims arising under the Securities Act rather than providing for concurrent jurisdiction in the Court of Chancery and the federal district court for the District of Delaware for claims arising under the Securities Act, was not presented at the Special Meeting and as a result there was no voting on that proposal.

A proposal that was included in the Proxy Statement as Proposal 5 to vote to elect, effective as of the consummation of the Business Combination, Mr. Harrold Rust, Ms. Betsy Atkins, Mr. Emmanuel T. Hernandez, Mr. Dan McCranie, Mr. Michael Petrick, Mr. Gregory Reichow and Mr. T.J. Rodgers, to serve on the Combined Entity’s Board, was not presented at the Special Meeting and as a result there was no voting on that proposal. On July 13, 2021, the RSVA board of directors, via unanimous written consent, increased the size of the board to seven (7) directors and Mr. Harrold Rust, Ms. Betsy Atkins, Mr. Emmanuel T. Hernandez, Mr. Dan McCranie, Mr. Michael Petrick, Mr. Gregory Reichow and Mr. T.J. Rodgers were elected, effective as of the consummation of the Business Combination, to serve on the Combined Entity's Board.

PROPOSAL 6:

To approve and adopt the 2021 Equity Incentive Plan a copy of which is attached to the Proxy Statement as Annex C and which is referred to in the Proxy Statement as the “Equity Incentive Plan Proposal.”

For	Against	Abstain
19,941,196	107,350	17,445

PROPOSAL 7:

To approve and adopt the Employee Stock Purchase Plan, a copy of which is attached to the Proxy Statement as Annex D and which is referred to in the Proxy Statement as the “ESPP Proposal.”

For	Against	Abstain
19,949,472	93,688	22,831

PROPOSAL 8:

To consider and vote upon a proposal to approve the adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve Proposals 1, 2, 3, 4, 5, 6 or 7.

For	Against	Abstain
20,006,317	19,770	39,904

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2021

Enovix Corporation

By: /s/ Steffen Pietzke

Name: Steffen Pietzke

Title: Chief Financial Officer